                                                                   EXIHIBIT 21.1

                     SUBSIDIARIES OF TOWERSTREAM CORPORATION

     The subsidiaries of Towerstream Corporation (the "Registrant") as of
January 18, 2007, are listed below:

      SUBSIDIARY                 OWNERSHIP          JURISDICTION
----------------------   ------------------------   ------------
1. Towerstream I, Inc.   100% owned by Registrant     Delaware